EXHIBIT 99.1

STEWART & STEVENSON SERVICES, INC.

SEGMENT INFORMATION

(In thousands)

	Three Months Ended (Unaudited)
	May 3, 2003	January 31, 2003	November 2, 2002	August 3, 2002	May 4, 2002

Sales
Tactical Vehicle Systems	$110,977	$116,268	$113,715	$105,405	$115,461
Power Products	124,349	128,289	127,858	133,522	149,276
Engineered Products Division
Petroleum Equipment	23,060	25,438	18,405	8,792	6,518
Distributed Energy Solutions	13,069	9,132	18,285	17,832	11,783
Utilities Equipment	2,588	2,040	1,843	1,803	1,584
Airline Products	14,244	11,156	14,737	15,353	12,717
Other Business Activities	1,484	2,024	1,739	2,328	2,331
Total Sales	$289,771	$294,347	$296,582	$285,035	$299,670

Operating Profit (Loss)
Tactical Vehicle Systems	$17,784	$20,394	$18,442	$15,577	$14,914
Power Products	(2,851)	(9,079)	(4,958)	332	3,275
Engineered Products Division
Petroleum Equipment	608	1,654	350	(1,527)	(564)
Distributed Energy Solutions	(3,982)	(4,842)	635	(2,052)	(2,201)
Utilities Equipment	(892)	(652)	(698)	(569)	(919)
Airline Products	(1,992)	(11,805)	(1,987)	(993)	(2,214)
Other Business Activities	(521)	(393)	(395)	221	(47)
Total Operating Profit	8,154	(4,723)	11,389	10,989	12,244

Corporate expenses, net	(5,070)	(3,075)	(2,910)	(3,682)	(3,895)
Interest and investment income	500	566	485	374	338
Interest expense	(1,244)	(1,130)	(1,161)	(838)	(1,132)
Earnings from continuing operations before income taxes	$2,340	$(8,362)	$7,803	$6,843	$7,555